UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011 (January 20, 2011)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Cardtronics, Inc. (the “Company”) approved the form of the award agreement that will govern restricted stock unit awards granted pursuant to the Cardtronics, Inc. 2007 Amended and Restated Stock Incentive Plan (the “Plan”), which was filed as Appendix B to the Company’s definitive proxy statement filed on April 30, 2010. The following is intended to provide a brief description of the restricted stock unit agreement, but is not a complete description and is qualified in its entirety by reference to the award agreement itself, which is filed as an exhibit to this report.

Award Agreement.  The Committee adopted a form award agreement to evidence restricted stock unit awards granted under the Plan.  In addition to being subject to all the general terms and conditions of the Plan, the agreement attached to this report provides for service based vesting conditions over a period of four years from the date of grant, with one-half of the award vesting on the second year anniversary of the date of grant, one-quarter of the award vesting on the third year anniversary of the date of grant, and the final quarter of the award vesting on the four year anniversary of the date of grant, provided the awardee remains continuously employed with the Company through each vesting date.  Vesting of the restricted stock unit accelerates in full upon the termination of an awardee’s employment due to death or disability, a qualified retirement, or upon an awardee’s involuntary termination by the Company within a two year period immediately following the occurrence of a corporate change.  Restricted stock unit awards will be granted with dividend equivalent rights; in the event that the Company declares and pays a dividend with respect to its outstanding shares of common stock during the term of a restricted stock unit’s vesting period, the Company will create a bookkeeping account on behalf of the awardee to track the amount of all dividend equivalent rights that the awardee would have received with respect to the awardee’s restricted stock units as if the awardee had owned the shares of the Company’s common stock outright.  At the time a restricted stock unit is settled, any amounts that accumulated with respect to dividend equivalent rights will be paid to the awardee in a lump sum cash payment.  If a restricted stock unit award is forfeited to the Company, all dividend equivalent rights associated with that award shall also be forfeited.

The award agreement attached to this report provides for the settlement of restricted stock unit awards in the form of the Company’s common stock on the date of vesting, subject to the awardee’s and the Company’s compliance with all applicable securities laws and restrictions.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: January 24, 2011	By:	/s/ J. CHRIS BREWSTER
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

3